UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2006

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-26777 (Commission File Number)	22-3662292 (IRS Employer Identification No.)

815 Bombardier Street

Shediac, New Brunswick E4P 1H9

Canada
 (Address of principal executive offices)

(506) 532-8515

(Registrant's Telephone Number, Including Area Code)

__________________________________________________

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership

As previously disclosed, on August 7, 2006, InteliSys Aviation Systems of America Inc. (the “Registrant”) commenced a proceeding in the Queens Bench of the Province of New Brunswick, Canada (the “Queens Bench”) for the purpose of restructuring its debts under the Canadian Bankruptcy and Insolvency Act.  Such proceeding was commenced by the Registrant’s filing of a Notice of Intention to make a settlement proposal to its creditors.  Pursuant to such filing, the Registrant had thirty days from August 7, 2006 to make a proposal to its creditors for the settlement of debts owed to them by the Registrant.  During the restructuring, the Registrant and its subsidiaries remain in possession and control of their respective assets.  For further details relating to the such restructuring, reference is hereby made to the Registrant’s Current Report on Form 8-K dated August 7, 2006, and filed with the Securities and Exchange Commission on August 10, 2006.

On August 31, 2006, the Registrant filed with the Queens Bench a proposal to make a settlement with its creditors pursuant to Section 50.4(1) of the Canadian Bankruptcy and Insolvency Act (the “Settlement Proposal”).  In such Settlement Proposal, the Registrant proposed that its debts be settled as follows: (a) Secured creditors will be paid in accordance with the present arrangements existing between them and the Registrant, or as may be arranged between them and the Registrant.  (b) Holders of preferred claims under the Canadian Bankruptcy and Insolvency Act will be paid by September 30, 2006.  (c) Tax liabilities owed by the Registrant to the Canadian government will be paid within 90 days after the Settlement Proposal is approved by the Queens Bench. (d) Unsecured creditors will be paid by September 30, 2006.  The Settlement Proposal is subject to approval by the Queens Bench.

For all the terms of the Settlement Proposal, reference is hereby made to such document annexed hereto as Exhibit 2.2.  All statements made herein concerning the Settlement Proposal are qualified by references to said exhibit.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of business acquired.

Not applicable

(b) Pro forma financial information.

Not applicable

(c) Exhibits

Exhibit 2.2

Proposal for Settlement under the Canadian Bankruptcy and Insolvency Act, filed by InteliSys Aviation Systems of America Inc. with the Queens Bench of the Province of New Brunswick, Canada on August 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELISYS AVIATION SYSTEMS

OF AMERICA INC.

(Registrant)

By:

/s/ Ralph Eisenschmid _

Name:

Ralph Eisenschmid

Title:

Chief Executive Officer, President and Director

Date:  September 7, 2006

Exhibit 2.2

District of New Brunswick

Division No. 04-Moncton

Court No. 12515

Estate No. 51-886878

IN THE MATTER OF THE PROPOSAL OF

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

Having its head office in the town of

Shediac, Province of New Brunswick

PROPOSAL

INTELISYS AVIATION SYSTEMS OF AMERICA INC., the above-named debtor (hereinafter called the ``Corporation'') hereby submits the following proposal under the Bankruptcy and Insolvency Act (the ``Act''):

Secured Creditors

1.

Payment of the claims of the secured creditors shall be made in the following manner:

The holders of secured claims shall be paid in accordance with the present arrangements existing between the Corporation and the holders of secured claims, or as may be arranged between the Corporation and the holders of secured claims.

Preferred Claims

2.

Payment in priority to all other claims of all claims directed by the said Act to be so paid in the distribution of the property of a bankrupt shall be provided for as follows:

The time for payment of all claims of preferred claims shall be extended until the 30th day of September, 2006.

Fees and Expenses

3.

Provision for payment of all proper fees and expenses of the trustee and the legal costs of the trustee and the Corporation on and incidental to the proceedings arising out of this proposal, including the preparation of this proposal, shall be as determined in the Definitive Proposal to be filed on or before September 30, 2006.

Crown Claims

4.

All claims of Her Majesty in right of Canada or a province of a kind that could be subject to a demand under subsection 224(1.2) of the Income Tax Act (Canada) or under any substantially similar provision of provincial legislation and that were outstanding on the date of the filing of the notice of intention shall be paid in full within 90 days of the date of court approval of this proposal.

Ordinary Creditors - Unsecured Claims

5.

Provision for payment of all claims of ordinary creditors, being those persons with claims not referred to in paragraphs 1 to 4 inclusive of this proposal, including claims of every nature and kind whatsoever, whether due or not due for payment as of the date of this proposal, and including contingent or unliquidated claims arising out of any transaction entered into by the Corporation prior to the date of this proposal, which creditors shall herein be referred to as ``ordinary creditors'', shall be made as follows:

The time for payment of all claims of ordinary creditors shall be extended until the 30th day of September, 2006.

Trustee

6.

A.C. Poirier & Associates Inc., of the City of St. John, in the Province of New Brunswick, shall be the trustee under this proposal.

Inspectors

7.

At the statutory meeting of creditors to be held to consider this proposal, the creditors may appoint 1 or more, but not exceeding 5, inspectors under this proposal whose powers shall be restricted to:

(a)

Advising the trustee in respect of such matters as may be referred to the inspectors by the trustee;

(b)

Authorizing the extension of the time limit specified in paragraph 7 hereof to a date not later than the (date) of (month, year).

Dated at Shediac this 31st of August, 2006.

INTELISYS AVIATION SYSTEMS OF AMERICA INC.

By: _________________________                                                     Jock English, C.O.O.